Exhibit 1

                       PUBLIC SERVICE COMPANY OF OKLAHOMA

                                  SENIOR NOTES

                             UNDERWRITING AGREEMENT

                                                            _________, 20__


Public Service Company of Oklahoma
212 East Sixth Street
Tulsa, Oklahoma  74119-1212


Ladies and Gentlemen:

                  We (the "Managers") understand that Public Service Company of Oklahoma, an Oklahoma corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its __% Senior Notes due __________, 20__ (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named in Schedule I hereto (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth opposite their names in Schedule I hereto at ____% of their principal amount plus accrued interest, if any, from _________, 20__ to the date of payment and delivery.

                  The Underwriters will pay for such Offered Securities at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005 at 10:00 a.m., New York Time, on _________, 20__, or at such other place and time, not later than _________, 20__ as shall be mutually agreed. The Offered Securities shall be concurrently delivered to the Underwriters at the offices of _________, New York, New York. [In accordance with Rule 15c6-1(d) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Underwriters agree to this alternative date for the payment of funds and delivery of the Offered Securities in lieu of that required by paragraphs (a) and (c) of Rule 15c6-1 under the Exchange Act.]

The Offered Securities shall have the following terms:

Maturity:                  _________, 20__

Interest Rate:            As described in the Prospectus and applicable
                          Prospectus Supplement for the Offered Securities

Optional Redemption
Provisions:              As described in the Prospectus and applicable
                         Prospectus Supplement for the Offered Securities

Interest Payment Dates:  ______, ______, _____, and _____, commencing
                         ________, 20__.

Address for Notices
to Managers under
Underwriting Agreement:           [                         ]

Address for Notices, etc.:
                                  [                         ]


Payment Method:         Federal (same day) Funds by wire transfer to an
                        account to be specified by the Company.

Other Terms:            As described in the Prospectus and applicable
                        Prospectus Supplement for the Offered Securities

Form of Designated
Securities:             Book-entry only form   represented
                        by  one  or   more global  securities
                        deposited with The Depository   Trust
                        Company ("DTC") or its     designated
                        custodian      for trading   in   the
                        Same   Day   Funds Settlement  System
                        of DTC,  and to be made available for
                        checking   by  the Representatives at
                        least  twenty-four hours prior to the
                        Time  of  Delivery at the  office  of
                        DTC.

                  All the provisions contained in the document entitled Public Service Company of Oklahoma Underwriting Agreement Standard Provisions (Senior Notes-Shelf) dated _________, 20__, a copy of which you and we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. References herein and therein to numbered sections of the Underwriting Agreement shall mean the numbered sections of such Standard Provisions.

                  Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us. This Underwriting Agreement may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument. It is understood that our acceptance of this agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request.

                         Very truly yours,
                         [                                          ]
                         By:   _____________________________


                         Title: _____________________________
                         (Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto)







Accepted:

PUBLIC SERVICE COMPANY OF OKLAHOMA


By:_________________________________
     Name:
     Title:

Schedule 1


Underwriters                            Principal Amount of Offered Securities

[            ]                          [                                    ]
[            ]                          [                                    ]
[            ]                          [                                    ]

Total                                             $200,000,000

                       PUBLIC SERVICE COMPANY OF OKLAHOMA

                             UNDERWRITING AGREEMENT
                    STANDARD PROVISIONS (SENIOR NOTES-SHELF)

                                Dated _____, 20__

                  From time to time Public Service Company of Oklahoma, an Oklahoma corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated  by  reference  in any  such  underwriting  agreement  and any such underwriting agreement, including the provisions incorporated therein by reference, is herein referred to as the "Underwriting Agreement".

                  The Company proposes to issue the series of Senior Notes specified in the attached Underwriting Agreement (the "Offered Securities") pursuant to the provisions of its Indenture dated _____, 20__, as the same may from time to time be amended or supplemented (the "Indenture"), to The Bank of New York, a New York banking association, as Trustee (the "Trustee"). The Offered Securities will have the terms and rights, including the maturity, rate and times of payment of interest, selling price and redemption terms, and other terms, as set forth in the Underwriting Agreement and Prospectus (as hereinafter defined). The Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts) and may be evidenced by facsimile or any other electronic transmission designed to produce a written record of communications transmitted.

                  1.       Representations and Warranties of the Company.

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-____), including a prospectus, relating to the Offered Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement has become effective. The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a Prospectus Supplement (the "Supplement") for the purpose of supplying information in respect of the public offering of the Offered Securities, the names of the underwriter or group of underwriters and other matters. The registration statement, as amended at the time it became effective, including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, and the prospectus, as supplemented by the Supplement, relating to the Offered Securities in final form as filed with the Commission pursuant to Rule 424 under the Securities Act, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. The term "Basic Prospectus" means the prospectus included in the Registration Statement.

                  The term "preliminary prospectus" means a preliminary prospectus supplement, if any, relating to the Offered Securities together with the Basic Prospectus. Whenever the word "Registration Statement", "registration statement", "Prospectus", "preliminary prospectus" or "prospectus" is used herein it shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Form S-3 under the Securities Act (the "Incorporated Documents").

                  (b) The Company is subject to the jurisdiction of the Oklahoma Corporation Commission ("OCC") which is vested with powers of supervision, regulation and control over various matters including the issuance of securities. No authorization, approval or consent of any Federal or Oklahoma court or governmental authority or agency is necessary in connection with the sale of the Offered Securities hereunder, including under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), except (i) for such order as is required by the OCC authorizing the issuance and sale of the Offered Securities on terms consistent with this Agreement, which order has been obtained, is in full force and effect and has been heretofore delivered to the several underwriters named in the Underwriting Agreement, and (ii) as otherwise may be required under the Securities Act and the rules and regulations of the Commission thereunder or state securities or Blue Sky laws.

                  (c) The Basic Prospectus relating to the Offered Securities as originally filed, or as a part of any amendment thereto, any preliminary prospectus at the time of its issuance, and the Registration Statement and the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus as of their effective or issue dates, and as of the Closing Date (as hereinafter defined), complied or will comply, in each case in all material respects, with the provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under said Acts, and neither the Registration Statement nor any amendment thereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Basic Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement thereto does not include and will not include an untrue statement of a material fact and does not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that the foregoing representations and warranties in this subsection
(c) shall not apply to omissions from the Registration Statement or Prospectus resulting from the failure of any of the Underwriters to furnish the Company with the information pertaining to such Underwriters and the underwriting of the Offered Securities required to complete the Registration Statement or the Prospectus, to statements in the Form T-1 filed by the Trustee as exhibit to the Registration Statement or to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in connection with the preparation of the Prospectus. The Incorporated Documents that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), complied at their respective times of filing, and any documents deemed to be incorporated in the Registration Statement and Prospectus at all times during which a prospectus is required to be delivered under the Securities Act will comply at their respective times of filing, with the provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (d) Except as the Company may have furnished supplemental information to each prospective Underwriter or to the Managers prior to the receipt of proposals to purchase the Offered Securities as to matters to be reflected in the Prospectus, since the respective dates as of which information is given in the Registration Statement and in the Prospectus, there has been no
(A) material adverse change in the condition, financial or otherwise, or in the earnings of the Company, or (B) adverse development concerning the Company's business or assets which would result in a material adverse change in its prospective financial condition or results of operations, except such changes as are set forth or contemplated in such Registration Statement (including the financial statements and notes thereto included or incorporated by reference in the Registration Statement) or the Prospectus.

                  (e) At or prior to the acceptance by the Company of a proposal for the purchase of the Offered Securities, the Company will have taken all corporate action necessary to be taken by it to authorize the acceptance of such proposal and, at or before the Closing Date, will have taken all corporate action necessary to be taken by it to authorize the performance by it of all obligations on its part to be performed under the Underwriting Agreement; and the consummation of the transactions contemplated in, and the fulfillment of the terms of, the Underwriting Agreement will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party at the Closing Date, or the Restated Articles of Incorporation of the Company, as amended, or any order, rule or regulation applicable to the Company of any court or of any state or Federal regulatory body or administrative agency having jurisdiction over the Company or over its property.

                   (f) Arthur Andersen L.L.P. are independent accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder.

                  2.       Purchase, Sale and Delivery of Offered Securities.

                  The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Underwriting Agreement is entered into as in the Managers' judgment is advisable. The terms of the public offering of the Offered Securities are or will be set forth in the Prospectus.

                  Payment for the Offered Securities shall be made in immediately available funds by wire transfer to an account designated in writing by the Company (unless the Underwriting Agreement shall otherwise specify) at the time and place set forth in the Underwriting Agreement upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery. The Company agrees to have the Offered Securities available for inspection, checking and packaging by the Managers at the location indicated in the Underwriting Agreement not later than 1:00 P.M. on the business day next prior to the Closing Date. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the "Closing Date".

                  3. Covenants of the Company.

                  The Company covenants and agrees with each of the Underwriters that:

                  (a) As soon as practicable after the acceptance of a proposal to purchase the Offered Securities, the Company will file the Supplement with the Commission pursuant to Rule 424(b) of the Securities Act. The Company will not file at any time prior to the Closing Date any other amendment to the Registration Statement or any supplement to the Prospectus, or any other amended prospectus or any document that upon the filing thereof would become an Incorporated Document of which Sidley & Austin ("Underwriters' Counsel") shall not previously have been advised and furnished with a copy or to which the Managers shall reasonably object in writing.

                  (b) The Company will advise the Managers immediately, and confirm such advice promptly in writing, of the effectiveness of any amendment to the Registration Statement.

                  (c) The Company will notify promptly each of the Underwriters in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or in the event of the institution or notice of intended institution by the Commission of any action or proceeding for that purpose. In the event the Commission shall enter a stop order suspending the effectiveness of the Registration Statement, whether before or after the Offered Securities have been delivered to the Managers or the Underwriters and paid for as provided in the Underwriting Agreement, the Company will make every reasonable effort to obtain, as promptly as possible, the entry by the Commission of an order setting aside any such stop order or otherwise reinstating the effectiveness of the Registration Statement.

                  (d) The Company will deliver to the Managers, on or before the Closing Date, one signed copy of the registration statement as originally filed and of each amendment thereto (in each case including all exhibits thereto, other than exhibits incorporated by reference), and will also deliver to the Managers, for distribution to the Underwriters, a sufficient number of conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each of the Underwriters. The Company will also send to the Managers or to the Underwriters, without expense to them, as soon as practicable after the date hereof, and thereafter from time to time during a period of nine months after such date, as many copies of any preliminary prospectus and the Prospectus as the Managers may reasonably request for the purposes contemplated by the Securities Act.

                  (e) The Company will use its best efforts, when and as requested by the Managers, to furnish information and otherwise cooperate in qualifying or registering the Offered Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Managers may designate, but the Company shall not thereby be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of, any jurisdiction. The Company will pay the Underwriters' Counsel all reasonable fees (including counsel fees) and expenses incurred by them in connection with such qualification or registration of the Offered Securities for offer or sale, not exceeding, however, $6,000 in the aggregate.

                  (f) If the Underwriting Agreement shall be terminated pursuant to the provisions of Section 4 or 6(a), the Company will pay the reasonable fees and disbursements of Underwriters' Counsel in connection with the contemplated issue and sale of the Offered Securities, unless such termination is caused by any default by the Managers or any of the Underwriters in the performance of their respective obligations hereunder. Except as provided in this subsection
(f), the Underwriters shall pay the fees of Underwriters' Counsel and reimburse such counsel for their reasonable expenses paid or incurred in connection with the issue and sale of the Offered Securities. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

                  (g) The Company will, so long as any of the Offered Securities shall be outstanding, deliver to the Managers upon their request, and to each other Underwriter who may so request, copies of all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (h)  During  a period  of nine  months  after  the date of the
Prospectus, if any event relating to or affecting the Company or its subsidiaries, if any, or of which the Company shall be advised in writing by the Managers, shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of Offered Securities from any of the Underwriters, the Company will forthwith at its expense prepare and furnish to the Managers or to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus (in form satisfactory to Underwriters' Counsel) which will supplement or amend the Prospectus so that, as so supplemented or amended, it will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to such a purchaser, not misleading. In case any of the Underwriters is required to deliver a prospectus descriptive of the Offered Securities after the expiration of nine months after the date of the Prospectus, the Company, upon the request of the Managers, will furnish to the Managers, at the expense of such Underwriter, a reasonable quantity of amendments or supplements to the Prospectus complying with Section 10 of the Securities Act. For the purpose of this subsection (h), the Company will furnish such information with respect to itself and its subsidiaries, if any, as the Managers may from time to time reasonably request, and during said nine-month period, the Company will prepare and continue to file with the Commission all documents required to be filed under the Exchange Act.

                  (i) The Company will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the date of the Prospectus, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

                  4.       Conditions of Underwriters' Obligations.

                  The obligations of the Underwriters to purchase and pay for the Offered Securities shall be subject to the performance by the Company of its obligations to be performed under the Underwriting Agreement at or prior to the Closing Date, to the continued accuracy in all material respects of the representations and warranties of the Company contained in the Underwriting Agreement, and to the following conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 1(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, or proceedings therefor instituted or threatened by the Commission, on or prior to the Closing Date.

                  (b) At or prior to the Closing Date, the Underwriters shall have received from Underwriters' Counsel an opinion (subject to the reservation that they have relied upon the opinions of several counsel for the Company referred to in subsection (d) of this Section 4 as to matters governed by the laws of Oklahoma and Texas, respectively), to the effect set forth in Annex I.

                  (c) At or prior to the Closing Date, the Underwriters shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, an opinion in form and substance satisfactory to Underwriters' Counsel, to the effect set forth in Annex II.

                  (d) At or prior to the Closing Date, the Underwriters shall have received the following opinions in the form and substance satisfactory to Underwriters' Counsel:

(i) The opinion from [Doerner, Saunders, Daniel & Anderson, L.L.P., Tulsa, Oklahoma,] Oklahoma counsel for the Company, to the effect set forth in Annex III; and

(ii) The opinion from [Wagstaff, Alvis, Stubbeman, Seamster & Longacre, LLP,] Texas counsel for the Company, to the effect set forth in Annex IV.

                  (e) At or prior to the Closing Date, the Underwriters shall have received from Arthur Andersen L.L.P. a letter dated the Closing Date to the effect set forth in Annex V.

                  The form of letter shall reflect the inclusion of any subsequently dated financial information, the incorporation by reference of any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q and/or the inclusion in the Prospectus of any financial information.

                  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter required by this subsection
(e) which is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus.

                  (f) At the Closing Date the Managers shall have received a certificate, dated as of the Closing Date, signed by the President or a Vice President and the Treasurer or the Secretary of the Company, to the effect that
(A) to the best of the knowledge of the signers, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been instituted or threatened by the Commission, (B) the order of the OCC referred to in subsection (b) of Section 1 of the Underwriting Agreement is, to the best of the knowledge of the signers, in full force and effect, and (C) since the respective dates as of which information is given in the Registration Statement or Prospectus, there has been no (x) material adverse change in the condition, financial or otherwise, or in the earnings of the Company or (y) adverse development concerning the Company's business or assets which would result in a material adverse change in its prospective financial condition or results of operations, except such changes as are set forth or contemplated in the Registration Statement or the Prospectus (including financial statements and notes thereto contained in the Incorporated Documents).

                  (g) All proceedings to be taken in connection with the issuance and sale of the Offered Securities by the Company as contemplated in the Underwriting Agreement shall be satisfactory in form and substance to Underwriters' Counsel.

                  In case any of the conditions specified in this Section 4 shall not have been fulfilled, the Underwriting Agreement may be terminated by the Managers with the consent of Underwriters who have agreed to purchase in the aggregate more than fifty percent of the total principal amount of the Offered Securities upon delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3 of the Underwriting Agreement.

                  5.       Indemnification.

                  (a) The Company  agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such Underwriter or such controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (1) the Registration Statement, the Basic Prospectus, any preliminary prospectus, or the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(2) the Prospectus or the Prospectus as amended or supplemented, if such losses, claims, damages or liabilities arise out of or are based upon the use of the Prospectus or the Prospectus as amended or supplemented after the Company shall have amended or supplemented the Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to any such losses, claims, damages or liabilities arising out of or based upon (i) any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, (ii) any statement made in the Form T-1 filed by the Trustee as an exhibit to the Registration Statement or (iii) the failure of any Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter to whom any Offered Securities shall have been sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

                  (b) Each of the Underwriters agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors, each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Underwriter and each person, if any, who so controls any such other Underwriter, from and against any and all losses, claims, damages or liabilities, joint or several, to which any one or more of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with defending against any such losses, claims, damages or liabilities of the character above specified arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or (ii) the failure of such Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter and to whom any Offered Securities shall have been sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

                  (c) Promptly after receipt by a party  indemnified  under this
Section 5 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against a party granting an indemnity under this Section 5 (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof (thereby conceding that the action in question is subject to indemnification by the indemnifying party hereunder), with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert and conduct such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Managers in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 5 shall be unenforceable under applicable law by an indemnified party, the Company agrees to contribute to such indemnified party with respect to any and all losses, claims, damages and liabilities for which such indemnification provided for in this Section 5 shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company is not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph were to be determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                  (e) The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company in the Underwriting Agreement shall remain operative and in full force regardless of
(i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) delivery of and payment for any of the Offered Securities.

                  6.       Termination.

                  (a) If the Offered Securities are being purchased for the purpose of resale, the Underwriting Agreement may be terminated, at any time prior to the Closing Date, by the Managers with the consent of Underwriters who have agreed to purchase in the aggregate more than fifty percent of the total principal amount of the Offered Securities, if (a) there shall have occurred any general suspension or material limitation on trading in securities on the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities, (b) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, (c) a general banking moratorium on commercial banking activities in New York shall have been declared either by federal or New York State authorities, (d) the rating assigned by any nationally recognized securities rating agency to any securities of the Company as of the date of the Underwriting Agreement shall have been lowered since that date, or (e) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Managers, impracticable to market the Offered Securities.

                  (b) Any termination of the Underwriting Agreement pursuant to this Section 6 shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3.

                  7.       Default by an Underwriter.

                  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule I to the Underwriting Agreement bears to the aggregate amount of Offered Securities set opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase (less such aggregate amount of Offered Securities as are purchased by substituted underwriters selected by the Managers with the approval of the Company or selected by the Company with the approval of the Managers) shall exceed 10% of the aggregate amount of Offered Securities set forth in such Schedule I, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, the Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company (except as otherwise provided in subsection (f) of Section 3). In the event of a default by an Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as the Company and the Managers shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in the Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default thereunder.

                  8.       Notice.

                  All communications under the Underwriting Agreement will be effective only on receipt, and, if sent to the Managers, will be mailed, delivered or faxed and confirmed to them, at the address, or telephoned to them at the number, specified in the Underwriting Agreement and to Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, attention: Kevin
F. Blatchford; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it in care of Central and South West Corporation, 1616 Woodall Rodgers Freeway, P.O. Box 660164, Dallas, Texas 75202, attention of Stephen D. Wise, in each case with written confirmation of such communication sent to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, attention: Robert B. Williams.

                  9.       Successors.

                  The Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 of the Underwriting Agreement, and no other person will have any right or obligation hereunder and no other person (including a purchaser, as a purchaser, from any Underwriter of any of the Offered Securities) shall acquire or have any rights under or by virtue of the Underwriting Agreement.

                  10.      Governing Law.

                  The Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.